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                                                           Exhibit 99






AT&T CAPITAL ELECTS
RAMON OLIU, JR.
CHIEF FINANCIAL OFFICER


For Immediate Release:  Monday, May 12, 1997
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        Morristown, N.J. -- AT&T Capital Corporation today announced the election of Ramon Oliu, Jr. as senior vice president and chief financial officer, effective May 22, 1997.

        Oliu, who is currently AT&T Capital's controller, will succeed Ed Dwyer, who has resigned to become the treasurer of AT&T.

        "We're pleased to have Ray as our new chief financial officer," says Tom Wajnert, chairman and chief executive officer. "This is a terrific example of AT&T Capital realizing the depth of talent and bench strength within the organization. I have had the pleasure of working with Ray for a number of years. I'm certain his broad range of skills and experience will serve him and AT&T Capital well as he assumes his new responsibilities."

        Oliu joined AT&T Capital in 1987. Prior to being named controller in 1995, he served for three years as chief financial officer of AT&T Credit, AT&T Capital's largest business unit. He holds a BA degree from the University of Notre Dame and an MBA degree from The Wharton School.

        AT&T Capital, formerly majority owned by AT&T, is a privately owned company that provides diversified equipment leasing, financing and related services to approximately 500,000 commercial customers of all sizes in more than 20 countries in North America, Latin America, Europe, Australia and Asia.

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